AMENDMENT NO. 11
TO TRADEMARK LICENSE AND TECHNICAL ASSISTANCE AGREEMENT
COVERING MENS PRODUCTS

This Amendment No. 11, dated May 9th, 2008, is to the Trademark License and Technical Assistance Agreement dated the 15th day of January 1998, by and between Latitude Licensing Corp. and I.C. Isaacs & Company L.P., as previously amended by Amendment No. 1 on November 12, 1998, Amendment No. 2 on June 21, 2000, Amendment No. 3 on May 31, 2001, Amendment No. 4 on October 2, 2002, Amendment No. 5 on March 31, 2003, Amendment No. 6 on October 29, 2003, Amendment No. 7 on December 16, 2004, Amendment No. 8 on March 29, 2006, Amendment No. 9 on October 24, 2007 and Amendment No. 10 on March 12, 2008 (as amended, the “Agreement”).  Capitalized terms used herein have the meaning ascribed to them in the Agreement unless otherwise indicated.

WHEREAS, the parties hereto wish to amend the Agreement to the extent set forth herein;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1. Section 5; Royalties.

Section 5.5 of the Agreement is hereby amended by adding the following sentence immediately following the last sentence thereof:

“Notwithstanding anything contained in this Agreement to the contrary, the $250,000, $250,000, $250,000, and $250,000 royalty payments due in the months of February, March, April and May, 2008, respectively, shall be deferred to and be paid no later than December 31, 2009, together with all principal and accrued interest thereon. All deferred payments shall bear interest at the rate of 10% per annum.”

2. Effective Date.

This Amendment No. 11 may be executed by facsimile and shall be effective as of the first date written above.

3. No Defaults; Full Force and Effect; No Other Deferred Royalties.

The parties hereby confirm to one another that neither party is in default to the other in the performance of any of the obligations owed by either of them to the other. The Licensee represents to the Licensor that there are no outstanding unpaid royalties (or interest thereon) under the Agreement other than those deferred hereby. The Agreement, as amended by this Amendment No. 11, shall continue in full force and effect.

IN WITNESS WHEREOF, the parties, by their authorized representatives, have executed this Amendment No. 11 to the agreement as of the first date written above.

LATITUDE LICENSING CORP.

By:	/s/ Serge J. Massat

Name:	Serge J. Massat

Title:	Secretary

I.C. ISAACS & COMPANY L.P.

By: I.C. Isaacs & Company, Inc., its General Partner

By:	/s/ Robert S. Stec

Name:	Robert S. Stec

Title:	Chief Executive Officer